Exhibit 10.33
Exhibit 10.33
     The following executive officers have a percentage benefit multiplier under the Supplemental Executive Retirement Plan (the “Plan” of 2.4% or 2.0%, as indicated below, in lieu of the 1.6% of final average monthly remuneration benefit multiplier described in the Plan:

2.4%	2.0%
Blake W. Krueger	Donald T. Grimes
Pamela L. Linton
Michael F. McBreen
James D. Zwiers